Filed with the Securities and Exchange Commission on November 17, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ITAMAR MEDICAL LTD.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Israel	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
9 Halamish Street
Caesarea 3088900, Israel
Tel: +972-4-6177000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Itamar Medical, Inc.
3290 Cumberland Club Drive
Atlanta, GA 30339
Tel: +1-888-748-2627
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Josh Kiernan Nathan Ajiashvili Latham & Watkins LLP 885 Third Avenue New York, New York 10022 +1 212 906 1200	Ido Zemach Goldfarb Seligman & Co. 98 Yigal Alon Street Tel-Aviv 6789141, Israel +972 3 608 9999

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(2)(3)	Proposed Maximum Offering Price per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Primary Offering:
Ordinary shares, par value NIS 0.01 per share(1)
Warrants
Debt securities
Units
Total Primary Offering:			$120,000,000	$13,092.00(4)

(1)
American Depositary Shares, or ADSs, issuable upon deposit of the ordinary shares registered hereby are registered under a separate registration statement on Form F-6 (Registration No. 333-229100). Each ADS represents 30 ordinary shares.

(2)
There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with any initial aggregate public offering price not to exceed $120,000,000.

(3)
The amount to be registered, proposed maximum offering price per unit and proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $120,000,000.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED Novemebr 17, 2020
Prospectus
ITAMAR MEDICAL LTD.
$120,000,000
Ordinary Shares
Debt Securities
Warrants
Units

We may offer and sell the securities identified above, from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities under this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our ordinary shares are traded on the Tel Aviv Stock Exchange Ltd., or TASE, and our American Depositary Shares, or ADSs, each representing 30 of our ordinary shares, are traded on the Nasdaq Capital Market, or Nasdaq, both under the symbol “ITMR”. The closing price of the ADSs on Nasdaq on November 16, 2020 was $18.76 per ADS and the closing price of our ordinary shares on the TASE on November 16, 2020 was NIS 2.16 per share.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.
Investing in our securities involves substantial risk. Please read “Risk Factors” beginning on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.
None of the Securities and Exchange Commission, the Israel Securities Authority, or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated November 17, 2020.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $120,000,000 as described in this prospectus. Each time that we offer and sell securities under this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Itamar,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Itamar Medical Ltd. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable securities.
All references in this prospectus to “NIS,” refer to New Israeli Shekels and the terms “dollar,” “USD” or “$” refer to U.S. dollars.

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OUR COMPANY
Company Overview
We are a medical technology company focused on the development and commercialization of non-invasive medical devices and solutions to aid in the diagnosis of respiratory sleep disorders. We commercialize a digital healthcare platform to facilitate the continuum of care for effective sleep apnea management with a focus on the core sleep, cardiology markets. We offer a Total Sleep Solution, or TSS, to help physicians provide comprehensive sleep apnea management in a variety of clinical environments to optimize patient care and reduce healthcare system costs. Our key product, WatchPATTM, is commercially available in major markets including the United States, Japan, and Europe.
Sleep apnea is a chronic disease affecting 54 to 60 million people in the United States and almost one of every four adults over the age of 40 in the United States. Sleep is regarded as a major underlying risk factor and disease progression accelerator for most cardiovascular diseases as well as many cognitive and neurodegenerative diseases. Approximately 80% of adults in the United States that are suspected to be suffering from sleep apnea have never been diagnosed. In recent years, awareness of the importance of sleep and the devastating effects that could result from sleep apnea have risen across medical professionals and patients.
Our comprehensive TSS marketing program provides a complete, end-to-end solution that combines products and access to services designed to allow any physician that does not specialize in sleep an easy-to-use and accessible suite of products and services to aid in the diagnosis, transportation and handling, interpretation of the sleep study data, diagnosis, and access to third-party sleep apnea treatment device compliance data for patients that they suspect suffer from sleep apnea. We offer TSS primarily through our Test as a Service program that functions as a cost-per-test model.
Our key growth drivers are the core sleep and cardiology segments, as well as international expansion. The shift to remote home-based diagnosis and care, across healthcare systems, and particularly in the sleep apnea tests’ market, accelerated by the Covid-19 outbreak during 2020, is an underlying trend that, combined with our offer of a full digital health sleep apnea solution we believe, will continue to propel our key growth drivers in the short term, as well as penetration into the Direct to Consumer, or DTC market, in the long term, harnessing consumers demand for accessible solutions that bypass traditional physician referral systems.
The foregoing information about us is a general summary and is not intended to be comprehensive. For additional information about our business, you should refer to the information under the heading “Incorporation of Documents by Reference.”
Corporate Information
We were incorporated under the laws of the State of Israel under the name Itamar Medical (CM) 1997 Ltd. on January 15, 1997, as a company limited by shares. We changed our name to our current name in July 2000. Since March 2007, our ordinary shares have been traded on the TASE under the symbol “ITMR.” We also listed ADSs, each representing 30 ordinary shares, on the Nasdaq Capital Market in February 2019, also under the symbol “ITMR.”
Our principal executive offices are located at, and our registered office address is, 9 Halamish Street, Caesarea 3088900, Israel and our telephone number is +972-4-6177000. Our agent for service of process in the United States is Itamar Medical, Inc., which maintains its principal offices at 3290 Cumberland Club Drive, Atlanta, GA 30339 and its telephone number is 1-888-748-2627. Our website address is www.itamar-medical.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors discussed under the caption “Item 3: Key Information — Risk Factors” in our most recent Annual Report on Form 20-F and any Current Reports on Form 6-K we file or furnish to the SEC after the date of this prospectus and incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act of 1934, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also read carefully the section below titled “Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this prospectus, the applicable prospectus supplement and the documents that we file with, or furnish to, the SEC that are incorporated by reference into this prospectus or the applicable prospectus supplement, may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are neither historical facts nor assurances of future performance. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties some of which are beyond our control, and are made in light of information currently available to us.
In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “may,” “will,” “expect,” “estimate,” “could,” “should,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “potential,” “continue,” “is/are likely to” or other similar expressions. Forward-looking statements contained in this prospectus, the applicable prospectus supplement and the documents that we file with the SEC that are incorporated by reference into this prospectus or the applicable prospectus supplement may include, but are not limited to, statements about:
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the development of our products;

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the potential attributes and benefit of our products and their competitive position;

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our ability to successfully commercialize, or enter into strategic relationships with third parties to commercialize, our products;

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our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;

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our ability to acquire or in-license new product candidates;

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potential strategic relationships; and

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the duration of our patent portfolio.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of important factors, including, without limitation, the risk factors in our Annual Report on Form 20-F for the year ended December 31, 2019, which is on file with the SEC and incorporated by reference in this prospectus, and in the documents and reports that we file with, or furnish to, the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in the applicable prospectus supplement.
We operate in an evolving environment. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
The forward-looking statements made in this this prospectus, the applicable prospectus supplement and the documents that we file with, or furnish to, the SEC that are incorporated by reference into this prospectus or the applicable prospectus supplement relate only to events or information as of the date on which the statements are made. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

CAPITALIZATION AND INDEBTEDNESS
Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
Our authorized share capital consists of 750,000,000 ordinary shares, par value NIS 0.01 per share, of which 424,200,368 shares were issued and outstanding as of September 30, 2020.
For a description of our ordinary shares and ADSs, including the rights and obligations attached thereto, please refer to Exhibit 2.6 to our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference herein.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our ordinary shares or ADSs. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.
The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the number of ordinary shares or ADSs purchasable upon the exercise of warrants to purchase such shares or ADSs and the price at which such number of shares or ADSs may be purchased upon such exercise;

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the date, if any, on and after which the warrants and the ordinary shares or ADSs will be separately transferable;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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Material Israel and United States Federal income tax consequences applicable to the warrants; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
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to vote, consent or receive dividends;

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receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

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exercise any rights as shareholders of Itamar.

Each warrant will entitle its holder to purchase the number of ordinary shares or ADSs at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture. We have summarized select portions of the indenture below. The summary is not complete. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Itamar,” “we,” “our” or “us” refer to Itamar Medical Ltd. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving corporation or the successor person (if other than Itamar) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or us and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Itamar; or

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•
that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•
to cure any ambiguity, defect or inconsistency;

•
to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•
to provide for uncertificated securities in addition to or in place of certificated securities;

•
to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•
to surrender any of our rights or powers under the indenture;

•
to add covenants or events of default for the benefit of the holders of debt securities of any series;

•
to comply with the applicable procedures of the applicable depositary;

•
to make any change that does not adversely affect the rights of any holder of debt securities;

•
to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•
reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•
reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make the principal of, premium or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•
waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•
any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws or Israeli law, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10).

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
a discussion of certain Israel and United States federal income tax considerations applicable to the units; and

•
any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any ADS will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
This prospectus does not constitute a prospectus under the Israeli Securities Law, 1968, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. Except as may be otherwise set forth in the applicable prospectus supplement, in the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities is directed only at, investors listed in the first addendum to the Israeli Securities Law, or the Addendum, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million (“qualified entities”) and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors of the types listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of their being qualified investors and agree thereto. Qualified entities and qualified individuals may be required to provide documentation that the Company deems necessary to provide the Company a reasonable basis to assume that the investors meet the criteria of being qualified entities or qualified individuals.

EXPENSES OF THE OFFERING
The following is a statement of expenses in connection with the distribution of the securities registered. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.
Expenses	Amount
U.S. Securities and Exchange Commission registration fee		$13,092.00
Financial Industry Regulatory Authority, Inc. filing fee		18,500
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous costs		*
Total	$	*

*
To be provided by a prospectus supplement or a report of foreign private issuer on Form 6-K that is incorporated by reference into this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated in Israel. Service of process upon us our directors and officers and the Israeli experts, if any, named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because the majority of our assets and investments, and substantially all of our directors, officers and such Israeli experts are located outside the United States, any judgment obtained in the United States against us or any of them may be difficult to collect within the United States.
We have irrevocably appointed Itamar Medical, Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 3290 Cumberland Club Drive, Atlanta GA 30339.
We have been informed by our legal counsel in Israel that it may also be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws if they determine that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.
Subject to specified time limitations and legal procedures, under the rules of private international law currently prevailing in Israel, Israeli courts may enforce a U.S. judgment in a civil matter, including a judgment based upon the civil liability provisions of the U.S. securities laws, as well as a monetary or compensatory judgment in a non-civil matter, provided that the following key conditions are met:
subject to limited exceptions, the judgment is final and non-appealable;
•
the judgment was given by a court competent under the laws of the state of the court and is otherwise enforceable in such state;

•
the judgment was rendered by a court competent under the rules of private international law applicable in Israel;

•
the laws of the state in which the judgment was given provide for the enforcement of judgments of Israeli courts;

•
adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;

•
the judgment and its enforcement are not contrary to the law, public policy, security or sovereignty of the State of Israel;

•
the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and

•
an action between the same parties in the same matter was not pending in any Israeli court at the time the lawsuit was instituted in the U.S. court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli exchange control regulations also permit a judgment debtor to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

MATERIAL TAX CONSIDERATIONS
The material Israel and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS
The validity of the offered securities and certain other legal matters of Israeli law will be passed upon for us by Goldfarb Seligman & Co. Certain matters of U.S. federal law will be passed upon for us by Latham & Watkins LLP. Additional legal matters may be passed upon for us, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Itamar Medical Ltd. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a Member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2019 consolidated financial statements refers to a change to the method of accounting for leases.
The registered business address of Somekh Chaikin is KPMG Millennium Tower, 17 Ha’arba’a Street, P.O. Box 609, Tel Aviv 6100601.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement.
We hereby incorporate the following documents by reference:
•
our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 3. 2020;

•
the first paragraph in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on May 4, 2020;

•
the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on May 27, 2020.

•
the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on August 11, 2020.

•
the first paragraph in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on October 19, 2020

•
the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on November 17, 2020; and

•
our CurrentReport on Form 6-K furnished with the SEC on November 17, 2020

•
the description of our ordinary shares and ADSs contained in Exhibit 2.6 to our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 3. 2020, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus, and any future reports on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.
We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to: Itamar Medical Ltd., 9 Halamish street, Caesarea 3088900, Israel, Tel: +972-4-6177000. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.
Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

$120,000,000
Ordinary Shares
Debt Securities
Warrants
Units

PROSPECTUS

SVB Leerink LLC
November 17, 2020

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated November 17, 2020
PROSPECTUS SUPPLEMENT
Up to $60,000,000
American Depositary Shares

We have entered into a sales agreement, or the Sales Agreement, with SVB Leerink LLC, or SVB Leerink, dated November 17, 2020, relating to the sale of our American Depository Shares, or ADSs, each representing 30 of our ordinary shares, par value NIS 0.01 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell ADSs, having an aggregate offering price of up to $60,000,000 from time to time through SVB Leerink, acting as our agent.
The ADSs are listed on the Nasdaq Capital Market under the symbol “ITMR” and our ordinary shares are listed on the Tel Aviv Stock Exchange Ltd., or TASE, under the symbol “ITMR.” On November 16, 2020, the last reported sale price of the ADSs on the Nasdaq Capital Market was $18.76 per ADS.
Sales of ADSs, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. SVB Leerink is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the sales agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
SVB Leerink will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price of the ADSs sold through it pursuant to the Sales Agreement. See “Plan of Distribution” beginning on page S- 22 for additional information regarding the compensation to be paid to SVB Leerink. In connection with the sale of the ADSs on our behalf, SVB Leerink will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of SVB Leerink will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to SVB Leerink with respect to certain liabilities, including liabilities under the Securities Act.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.
Investing in our securities involves substantial risk. See the “risk factors” on page S- 7 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement concerning factors you should consider before investing in the ADSs.
None of the U.S. Securities and Exchange Commission, or the SEC, the Israel Securities Authority, or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

SVB Leerink
The date of this prospectus supplement is November 17, 2020

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement describes the terms under which we may offer ADSs having an aggregate offering price of up to $60,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering and in accordance with the terms and conditions of the Sales Agreement.
We provide information to you about this offering of ADSs in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. The base prospectus is part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and SVB Leerink has not, authorized anyone to provide you with information other than that contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus. We are not, and SVB Leerink is not, making an offer to sell or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.
Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation of certain information by Reference.” These documents contain important information that you should consider when making your investment decision.
We are offering to sell, and seeking offers to buy, ADSs only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of ADSs and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
When we refer to “Itamar,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Itamar Medical Ltd. or its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.
All references in this prospectus supplement to “NIS,” refer to New Israeli Shekels and the terms “dollar,” “USD” or “$” refer to U.S. dollars.
On November 16, 2020, the representative exchange rate, or Exchange Rate, between the NIS and the U.S. dollar, as quoted by the Bank of Israel, was NIS 3.356 to $1.00. Unless derived from our financial statements or indicated otherwise by the context, statements in this prospectus supplement that provide the U.S. dollar equivalent of NIS amounts or provide the NIS equivalent of U.S. dollar amounts are based on the representative exchange rate, as quoted by the Bank of Israel, as of such date (or, if no quote was provided for such date, the next quote provided) or, when the applicable date has yet to be determined, the Exchange Rate. Such U.S. dollar amounts are not necessarily indicative of the amounts of U.S. dollars that could actually have been purchased upon exchange of NIS at the dates indicated.
We have obtained trademark registrations in the U.S. for, among others, PAT, Endo PAT, WatchPAT, EndoScore, ITAMAR, CloudPAT and SLEEPATH and some of them are also registered in additional jurisdictions, including Europe, Japan, Canada, China, India, Russia, Mexico, Korea and Singapore. Although we have omitted the “®” and “TM” trademark designations for such marks in this prospectus supplement and in the accompanying base prospectus, all rights to such trademarks and service marks are nevertheless reserved. Unless indicated otherwise by the context, any other trademarks and trade names appearing in this prospectus supplement and in the accompanying base prospectus are owned by their respective holders.

MARKET, INDUSTRY AND OTHER DATA
Unless otherwise indicated, information contained in this prospectus supplement and in the accompanying base prospectus concerning our industry and the markets in which we operate, including our competitive position and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.”
Statements made in this prospectus supplement concerning the contents of any contract, agreement or other document are summaries of such contracts, agreements or documents and are not complete descriptions of all of their terms. If we filed any of these documents as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus, you may read the document itself for a complete description of its terms, and the summary included herein is qualified by reference to the full text of such document. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

PROSPECTUS SUPPLEMENT SUMMARY
This summary provides a general overview of selected information and does not contain all of the information you should consider before buying the ADSs. Therefore, you should read this entire prospectus supplement, the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference herein, before deciding to invest in the ADSs. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-7 of this prospectus supplement and incorporated by reference from our annual report on Form 20-F.
Overview
We are a medical technology company focused on the development and commercialization of non-invasive medical devices and solutions to aid in the diagnosis of respiratory sleep disorders. We commercialize a digital healthcare platform to facilitate the continuum of care for effective sleep apnea management with a focus on the core sleep, cardiology markets. We offer a Total Sleep Solution, or TSS, to help physicians provide comprehensive sleep apnea management in a variety of clinical environments to optimize patient care and reduce healthcare system costs. Our key product, WatchPATTM, is commercially available in major markets including the United States, Japan, and Europe.
Sleep apnea is a chronic disease affecting 54 million people in the United States and almost one of every four adults over the age of 40 to 60 in the United States. Sleep is regarded as a major underlying risk factor and disease progression accelerator for most cardiovascular diseases as well as many cognitive and neurodegenerative diseases. Approximately 80% of adults in the United States that are suspected to be suffering from sleep apnea have never been diagnosed. In recent years, awareness of the importance of sleep and the devastating effects that could result from sleep apnea have risen across medical professionals and patients.
Our comprehensive TSS marketing program provides a complete, end-to-end solution that combines products and access to services designed to allow any physician that does not specialize in sleep an easy-to-use and accessible suite of products and services to aid in the diagnosis, transportation and handling, interpretation of the sleep study data, diagnosis, and access to third-party sleep apnea treatment device compliance data for patients that they suspect suffer from sleep apnea. We offer TSS primarily through our Test as a Service program that functions as a cost-per-test model.
Our key growth drivers are the core sleep and cardiology segments, as well as international expansion. The shift to remote home-based diagnosis and care, across healthcare systems, and particularly in the sleep apnea tests’ market, accelerated by the Covid-19 outbreak during 2020, is an underlying trend that, combined with our offer of a full digital health sleep apnea solution we believe, will continue to propel our key growth drivers in the short term, as well as penetration into the Direct to Consumer, or DTC market, in the long term, harnessing consumers demand for accessible solutions that bypass traditional physician referral systems.
The foregoing information about us is a general summary and is not intended to be comprehensive. For additional information about our business, you should refer to the information under the heading “Incorporation of Documents by Reference.”
Corporate Information
We were incorporated under the laws of the State of Israel under the name Itamar Medical (CM) 1997 Ltd. on January 15, 1997, as a company limited by shares. We changed our name to our current name in July 2000. Since March 2007, our ordinary shares have been traded on the TASE under the symbol “ITMR.” We also listed ADSs, each representing 30 ordinary shares, on the Nasdaq Capital Market in February 2019, also under the symbol “ITMR.”
Our principal executive offices are located at, and our registered office address is 9 Halamish Street, Caesarea 3088900, Israel and our telephone number is +972-4-6177000. Our agent for service of process in the United States is Itamar Medical, Inc., which maintains its principal offices at 3290 Cumberland Club Drive, Atlanta, GA 30339 and its telephone number is 1-888-748-2627. Our website address is www.itamar-medical.com. The information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our securities.

THE OFFERING
ADSs offered by us
ADSs having an aggregate offering price of up to $60,000,000.
Ordinary shares to be outstanding after this offering
Up to 520,149,195 ordinary shares (including ordinary shares represented by ADSs) (as more fully described in the notes following this table), assuming sales of 95,948,827 ordinary shares in this offering at an assumed offering price of $18.76 per ADS, which was the last reported sale price of the ADSs on the Nasdaq Capital Market on November 16, 2020. The actual number of ordinary shares issued will vary depending on how many ADSs we choose to sell and the prices at which such sales occur.
Plan of Distribution
“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other existing trading market for the ADS through our agent, SVB Leerink. See the section entitled “Plan of Distribution” on page S- 22 of this prospectus supplement.
Use of Proceeds
We intend to use the net proceeds of this offering, together with our existing cash resources, to hire additional sales and marketing personnel and expand our marketing programs, fund product development, research and development activities and clinical research, invest in our information technology and facility infrastructure, non-organic growth opportunities and for working capital and general corporate purposes. See the section entitled “Use of Proceeds” on page S- 11 of this prospectus supplement.
Risk Factors
See “Risk Factors” beginning on page S- 7 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in the ADSs.
Nasdaq Capital Market symbol
ITMR

RISK FACTORS
Investment in any securities offered pursuant to this prospectus supplement and the accompanying base prospectus involves risks. You should carefully consider the risk factors described below and in our Annual Report on Form 20-F for the year ended December 31, 2019 incorporated by reference in this prospectus supplement, any amendment or update thereto reflected in subsequent filings with the SEC, including in our Annual Reports on Form 20-F, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act of 1934, or the Exchange Act. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Relating to this Offering
If you purchase ADSs sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your ADSs. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The price per ADS of the ADSs being offered may be higher than the net tangible book value per ADS prior to this offering. Assuming that an aggregate of 3,198,294 ADSs are sold at a price of $18.76 per ADS, the last reported sale price of the ADSs on the Nasdaq Capital Market on November 16, 2020, for aggregate gross proceeds of approximately $60 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $12.80 per ADS, representing the difference between our pro forma as adjusted net tangible book value per ADS, after giving effect to this offering, and the assumed public offering price. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. In addition, to the extent we need to raise additional capital in the future and we issue additional ADSs or ordinary shares or securities convertible or exchangeable for ADSs or for our ordinary shares, our then existing shareholders may experience dilution and the new securities may have rights senior to those of the ADSs offered in this offering.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering, together with our existing cash resources, to hire additional sales and marketing personnel and expand our marketing programs, fund product development, research and development activities and clinical research, invest in our information technology and facility infrastructure and for working capital and general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from the offering in short and intermediate-term interest-bearing obligations and certificates of deposit. We may also change our investment policy after the date of this prospectus. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause the ADS or share price to decline.
Future sales or issuances of the ADSs or ordinary shares in the public markets, or the perception of such sales, could depress the trading price of the ADSs.
The sale of a substantial number of the ADSs, ordinary shares or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of the ADSs and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of the ADSs at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of the ADSs, ordinary shares or other equity-related securities would have on the market price of the ADSs.
The actual number of ADSs we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to SVB Leerink at any time throughout the term of the Sales Agreement. The number of shares that are sold by SVB Leerink after delivering a placement notice will fluctuate based on the market price of the ADSs during the sales period and limits we set with SVB Leerink. Because the price per ADS of each ADS sold will fluctuate based on the market price of the ADSs during the sales period, it is not possible at this stage to predict the number of ADSs that will be ultimately issued.
The ADSs offered hereby will be sold in “at the market offerings,” and investors who buy ADSs at different times will likely pay different prices.
Investors who purchase ADSs in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ADSs sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their ADSs as a result of ADS sales made at prices lower than the prices they paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this prospectus supplement, the base prospectus and the documents that we file with the SEC that are incorporated by reference into this prospectus supplement or the base prospectus, may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are neither historical facts nor assurances of future performance. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties some of which are beyond our control, and are made in light of information currently available to us.
In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “may,” “will,” “expect,” “estimate,” “could,” “should,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “potential,” “continue,” “is/are likely to” or other similar expressions. Forward-looking statements contained in this prospectus supplement, in the base prospectus and the documents that we file with the SEC that are incorporated by reference into this prospectus supplement or the base prospectus may include, but are not limited to, statements about:
•
the development of our products;

•
the potential attributes and benefit of our products and their competitive position;

•
our ability to successfully commercialize, or enter into strategic relationships with third parties to commercialize, our products;

•
our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;

•
our ability to acquire or in-license new product candidates;

•
potential strategic relationships; and

•
the duration of our patent portfolio.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of important factors, including, without limitation, the Risk Factors in our Annual Report on Form 20-F for the year ended December 31, 2019, which is on file with the SEC and incorporated by reference in this prospectus supplement, and in the documents and reports that we file or furnish with the SEC after the date of this prospectus supplement that are incorporated by reference into this prospectus supplement, as well as any risks described in the base prospectus.
We operate in an evolving environment. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
The forward-looking statements made in this this prospectus supplement, the base prospectus and the documents that we file or furnish with the SEC that are incorporated by reference into this prospectus supplement or the base prospectus relate only to events or information as of the date on which the statements are made. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

CAPITALIZATION
The table below sets forth our cash, cash equivalents and short-term bank deposits and capitalization as of September 30, 2020:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the sale of an aggregate of 3,198,294 ADSs in this offering at an assumed public offering price of $18.76 per ADS, which reflects the last reported sale price of the ADSs on Nasdaq on November 16, 2020, after deducting commissions and estimated offering expenses payable by us.

The actual and as adjusted data included in the table below is unaudited. The financial data in the following table should be read in conjunction with our financial statements and notes thereto incorporated by reference herein.
	Actual	As Adjusted
	(U.S. dollars in thousands)
	(unaudited)
Cash, cash equivalents and short-term bank deposits	$41,153	$99,273
Equity:
Share capital	1,136	1,422
Additional paid-in capital	161,456	219,290
Accumulated deficit	(116,556)	(116,556)
Total equity	46,036	104,156
Total capitalization	$46,036	$104,156
The table above excludes:
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46,589,993 ordinary shares issuable upon the exercise of share options outstanding as of September 30, 2020 at a weighted average exercise price of NIS 1.40 (equivalent to approximately $0.42) per ordinary share;

•
2,780,993 ordinary shares issuable upon the vesting of RSUs, outstanding as of September 30, 2020;

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1,741,344 ordinary shares issuable upon the vesting of RSUs, outstanding as of September 30, 2020 at an exercise price of NIS 0.30 (equivalent to approximately $0.09); and

•
311,254 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares outstanding as of September 30, 2020 at a weighted average exercise price of NIS 1.36 (equivalent to approximately $0.41) per ordinary share.

USE OF PROCEEDS
We may sell ADSs having aggregate sales proceeds of up to $60,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use the net proceeds from the offering, together with our existing cash resources, to hire additional sales and marketing personnel and expand our marketing programs, fund product development, research and development activities and clinical research, invest in our information technology and facility infrastructure and for working capital and general corporate purposes.
The expected use of the net proceeds from the offering represents our intentions based upon our current plans and business conditions. We may also use a portion of the net proceeds to in-license, acquire, or invest in additional products, assets, businesses or technologies, although currently we have no specific material agreements, commitments, or understandings in this regard.
The amounts and timing of our actual expenditures will depend on numerous factors, including sales, marketing and development efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations.
As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received from this offering or the amounts that we will actually spend on the uses set forth above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.
Pending their use, we plan to invest the net proceeds from the offering in short and intermediate-term interest-bearing obligations and certificates of deposit, although our investment policy may change following the date of this prospectus supplement.

MATERIAL TAX CONSIDERATIONS
Israeli Tax Considerations
The following is a summary of the principal Israeli tax laws applicable to Israeli companies, with special reference to their effect on us. The following also contains a discussion of the material Israeli tax consequences to purchasers of our ordinary shares or ADSs. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law, including investors whose business is dealing in securities. Some parts of this discussion are based on tax legislation which has not been subject to judicial or administrative interpretation. We cannot assure you that the views expressed in the discussion will be accepted by the appropriate tax authorities or the courts. The discussion is not intended, and should not be construed, as legal or professional tax advice and is not exhaustive of all possible tax considerations.
YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES OR ADSs, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY FOREIGN, STATE OR LOCAL TAXES.
General Corporate Tax Structure
Most of our production facilities have been granted “Approved Enterprise”, “Benefited Enterprise” and “Preferred Enterprise” status under the Law for the Encouragement of Capital Investments, 1959, or the Investment Law. As such, we may be entitled to tax benefits for taxable income arising from our Approved or Benefited Enterprise status.
Generally, Israeli companies are subject to Israeli corporate tax on their taxable income at the rate of 23% for the 2018 tax year and thereafter. However, the effective tax rate payable by a company that generates income qualifying for benefits under the Investment Law may be considerably less. Israeli companies are generally subject to capital gains tax at the regular corporate tax rate.
We are permitted to measure our Israeli taxable income in U.S. dollars pursuant to regulations published by the Israeli Minister of Finance, subject to satisfying the conditions set forth therein. We believe that we meet, and we expect that we will continue to meet, the necessary conditions and as such, starting with our 2016 tax year, we measure our results for Israeli tax purposes based on the U.S. dollar and the NIS exchange rate on December 31 of the relevant tax year.
Tax Benefits under the Law for the Encouragement of Capital Investments, 1959
Most of our production facilities have been granted “Approved Enterprise” and “Benefited Enterprise” status under the Investment Law. As such, we may be entitled to tax benefits for taxable income arising from our Approved or Benefited Enterprise status. Since our incorporation, we incurred significant losses and therefore we have not benefited from such status to date. To be eligible for these tax benefits, we must continue to meet certain conditions stipulated in the Investment Law and its regulations and the criteria set out in the specific certificate of approval, including that we meet a minimum threshold (25%) of export sales (i.e., sales outside of Israel). In the event that we are considered as having failed to comply with these conditions, in whole or in part, the eligibility for the benefits may be canceled and we may be required to refund the amount of the benefits, as adjusted for inflation and interest. However, since we have accumulated carryforward tax losses of approximately $115 million as of December 31, 2019, we did not benefit from such tax benefits and do not expect to benefit from such tax benefits in the foreseeable future. Once we utilize all of our accumulated tax losses, we expect to derive tax benefits in Israel relating to our “Approved Enterprise” and “Benefited Enterprise” for which we are eligible. Our income from sources other than from our “Approved Enterprise” and “Benefited Enterprise” status are taxable at regular corporate tax rates.
A company having an Approved Enterprise or Benefited Enterprise, like us, that distributes a dividend from income that was tax exempt, will be required in the tax year of the dividend distribution to pay corporate tax on the amount of the dividend distributed (including the company tax required as a result of the distribution) at the corporate tax rate that would have been applicable to it in the year the income was generated if it had not been exempt from tax.
Amendments to the Investment Law in 2011 and in 2017 introduced new tax benefits for income generated by a “Preferred Enterprise,” “Preferred Technological Enterprise” and “Special Preferred Technological Enterprise,” in accordance with the definition of such terms in the Investment Law. We currently do not have Preferred Enterprise or Preferred Technology Enterprise programs.
Tax Benefits and Grants for Research and Development
Israeli tax law allows, under specified conditions, a tax deduction for expenditures related to scientific research and development projects, including capital expenditures, for the year in which they are incurred, provided that the expenses are approved by the relevant Israeli government ministry, determined by the field of research, and the research and development is conducted for the promotion of the company and carried out by or on behalf of the company seeking such deduction. However, the amount of such deductible expenses will be reduced by the sum of any funds received through government grants for the financing of such scientific research and development projects. In addition, no deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Israeli Income Tax Ordinance (New Version), 1961, or the Tax Ordinance. Expenditures not so approved are deductible over a three-year period.
From time to time, we may apply to the Israel Innovation Authority, or the IIA for approval to allow a tax deduction for research and development expenses during the year incurred. There can be no assurance that such application will be accepted.
Tax Benefits under the Law for the Encouragement of Industry (Taxes), 1969
Under the Law for the Encouragement of Industry (Taxes), 1969, or the Industry Encouragement Law, Industrial Companies (as defined below) are entitled to the following tax benefits, among others:
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amortization over an eight-year period of the cost of purchased know-how and patents and rights to use a patent and know-how which are used for the development or advancement of the Industrial Enterprise, commencing from the tax year where the Industrial Enterprise began to use them;

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deductions of expenses related to a public offering of its shares on a stock market in equal amounts over a three-year period commencing in the year of the offering; and

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the right to elect, under specified conditions, to file a consolidated tax return with other related Israeli Industrial Companies.

Eligibility for benefits under the Industry Encouragement Law is not subject to receipt of prior approval from any governmental authority. Under the Industry Encouragement Law, an “Industrial Company” is defined as a company which is an Israeli resident for tax purposes and was incorporated in Israel, at least 90% of the income of which, in any tax year, determined in Israeli currency, exclusive of income from government loans, capital gains, interest and dividends, is derived from an “Industrial Enterprise” owned by it. An “Industrial Enterprise” is defined as an enterprise whose major activity in a given tax year is industrial production activity. We believe that we currently qualify as an Industrial Company within the definition of the Industry Encouragement Law. No assurance can be given that we will continue to qualify as an Industrial Company or that the benefits described above will be available to us in the future.
Capital Gains Tax on Sales of our Ordinary Shares and ADSs
The following discussion refers to the sale of our ordinary shares. However, the same tax treatment would apply to the sale of the ADSs.
Israeli law generally imposes a capital gains tax on the sale of any capital assets by Israeli residents, as defined for Israeli tax purposes, and on the sale of assets located in Israel, including shares in Israeli companies, by both Israeli residents and non-Israeli residents, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Tax Ordinance distinguishes between real gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s purchase price attributable to an increase in the Israeli consumer price index, or a foreign currency exchange rate, between the date of purchase and the date of sale. The real gain is the excess of the total capital gain over the inflationary surplus. Inflationary surplus may not be subject to tax in Israel under certain conditions.
Taxation of Israeli Residents
The tax rate generally applicable to the capital gains derived from the sale of shares, whether listed on a stock market or not, is 25% for Israeli individuals, unless such shareholder is considered a “significant shareholder” at any time during the 12-month period preceding such sale (i.e., such shareholder holds directly or indirectly, including jointly with others, at least 10% of any means of control in the company (which includes, among other things, the right to receive profits of the company, voting rights, the rights to receive proceeds upon the company’s liquidation and the right to appoint a director)), in which case the tax rate will be 30%. Israeli companies are subject to the corporate tax rate on capital gains derived from the sale of listed shares.
Taxation of Non-Israeli Residents
Non-Israeli residents are generally exempt from Israeli capital gains tax on any gains derived from the sale of shares purchased upon or after the registration of the shares on the TASE or on a regulated market outside of Israel (such as Nasdaq), provided, among others, that such gains did not derive from a permanent establishment of such shareholders in Israel. However, non-Israeli corporations will not be entitled to such exemption if Israeli residents, whether directly or indirectly, (i) hold more than 25% of the means of control in such non-Israeli corporation, or (ii) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such non-Israeli corporation.
In addition, the sale of our ordinary shares by a shareholder who is a U.S. resident (for purposes of the Convention Between the Government of the United States and the Government of the State of Israel with respect to Taxes of Income, as amended, or the U.S.-Israel Tax Treaty), and who holds ordinary shares as a capital asset, is also exempt from Israeli capital gains tax under the U.S.-Israel Tax Treaty unless (i) such shareholder holds, directly or indirectly, shares representing 10% or more of the voting power of our company during any part of the 12-month period preceding such sale, (ii) the capital gains arising from such sale are attributable to a permanent establishment of such shareholder located in Israel, (iii) the gain is from sale of shares of a real estate association (as defined in the Israeli Land Tax Law (Appreciation Tax), 1963), or (iv) the U.S. shareholder, being an individual, is present in Israel for a period or periods aggregating 183 days or more during the relevant taxable year. If the above conditions are not met, the U.S. resident would be subject to Israeli tax, unless exempt under the Israeli domestic law as described above. Under the U.S.-Israel Tax Treaty, the gain may be treated as foreign source income for United States foreign tax credit purposes, upon an election by the U.S. resident, and such U.S. resident may be permitted to claim a credit for such taxes against the United States federal income tax imposed on such sale, subject to the limitations under the United States federal income tax laws applicable to foreign tax credits.
The payment of the consideration on the sale of ordinary shares may be subject to withholding tax in Israel. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at the time of sale.
Taxation of Dividends Paid on our Ordinary Shares and ADSs
The following discussion refers to dividends paid on our ordinary shares. However, the same tax treatment would apply to dividends paid on the ADSs. We cannot assure you that, in the event we declare a dividend, we will designate the profits that we distribute in a way that will reduce shareholders’ tax liability.
Taxation of Israeli Residents
Israeli resident individuals are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares. The tax rate generally applicable to such dividends is 25%, or 30% for an individual shareholder that is considered a significant shareholder (described above) at any time during the 12-month period preceding such distribution. Israeli resident companies are generally exempt from income tax from dividends sourced from income produced or accrued in Israel, received directly or indirectly from another company that is liable to Israeli corporate tax. Dividends paid from income derived from our Approved and Benefited Enterprises are subject to withholding tax at the rate of 20%. Dividends paid from income derived from a Preferred Enterprise and Preferred Technology Enterprise will be subject to withholding tax at the rate of 20%.
Taxation of Non-Israeli Residents
Non-Israeli residents, both companies and individuals, are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares, at the rate of 25%, or 30% for a shareholder that is considered a significant shareholder (described above) at any time during the 12-month period preceding such distribution, which tax will be withheld at source, unless a different rate is provided in a treaty between Israel and the shareholder’s country of residence (subject to the receipt in advance of a valid tax certificate from the Israel Tax Authority allowing for a reduced tax rate).
Under the U.S.-Israel Tax Treaty, the following withholding rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident: (i) if the U.S. resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding voting shares of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain type of interest or dividends — the withholding tax rate is 12.5%, (ii) if both the conditions mentioned in (i) above are met and the dividend is paid from an Israeli resident company’s income which was entitled to a reduced tax rate applicable to an Approved Enterprise, Benefited Enterprise or Preferred Enterprise — the withholding tax rate is 15% if a certificate for a reduced withholding tax rate would be provided in advance from the ITA and (iii) in all other cases, the withholding tax rate is 25%. The aforementioned rates under the U.S.-Israel Tax Treaty will not apply if the dividend income was derived through a permanent establishment of the U.S. resident in Israel.
A non-Israeli resident who receives a dividend derived from or accrued in Israel, from which tax was withheld at source, is generally exempt from the duty to file tax returns in Israel with respect to such income, provided that such income was not derived from a business conducted in Israel by the taxpayer and the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed.
Israeli Excess Tax
Individuals who are subject to tax in Israel (whether such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income exceeding a certain threshold (NIS 651,600 (equivalent to approximately $194,160) for 2020), which amount is linked to the Israeli consumer price index, including, but not limited to, income derived from dividends, interest and capital gains.
United States Federal Income Tax Considerations
The following summary describes certain United States federal income tax considerations generally applicable to United States Holders (as defined below) of the ADSs. This summary deals only with the ADSs held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or Internal Revenue Code. This summary also does not address the tax consequences that may be relevant to holders in special tax situations including, without limitation, dealers in securities, traders that elect to use a mark-to-market method of accounting, holders that own the ADSs as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment, banks or other financial institutions, individual retirement accounts and other tax-deferred accounts, insurance companies, tax-exempt organizations, United States expatriates, holders whose functional currency is not the U.S. dollar, holders subject to the alternative minimum tax, holders that acquired the ADSs in a compensatory transaction, holders subject to special tax accounting rules as a result of any item of gross income with respect to the ADSs being taken into account in an applicable financial statement, holders which are entities or arrangements treated as partnerships for United States federal income tax purposes or holders that actually or constructively through attribution own 10% or more of the total voting power or value of our outstanding ordinary shares or ADSs.
This summary is based upon the Internal Revenue Code, applicable United States Treasury regulations, administrative pronouncements and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). No ruling will be requested from the Internal Revenue Service, or IRS, regarding the tax consequences described herein, and there can be no assurance that the IRS will agree with the discussion set out below. This summary does not address any United States federal tax consequences other than United States federal income tax consequences (such as the estate and gift tax or the Medicare tax on net investment income).
As used herein, the term “United States Holder” means a beneficial owner of the ADSs that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any state thereof or therein or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (a) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Internal Revenue Code Section 7701(a)(30), or (b) that has a valid election in effect under applicable United States Treasury regulations to be treated as a “United States person.”
If an entity or other arrangement treated as a partnership for United States federal income tax purposes acquires the ADSs, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of a partnership considering an investment in the ADSs should consult their tax advisers regarding the United States federal income tax consequences of acquiring, owning, and disposing of the ADSs.
The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an ADS should be treated for United States federal income tax purposes as holding the ordinary shares represented by the ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares. The United States Treasury has expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the beneficial ownership of the underlying security. Accordingly the creditability of foreign taxes, if any, as described below, could be affected by actions taken by intermediaries in the chain of ownership between the holders of ADSs and our company if as a result of such actions the holders of ADSs are not properly treated as beneficial owners of underlying ordinary shares.
THE SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING THE ADSs, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.
Dividends
Subject to the discussion below under “Passive Foreign Investment Company,” the amount of dividends paid to a United States Holder with respect to ADSs before reduction for any Israeli taxes withheld therefrom generally will be included in the United States Holder’s gross income as ordinary income from foreign sources to the extent paid out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes). Distributions in excess of earnings and profits will be treated as a non-taxable return of capital to the extent of the United States Holder’s adjusted tax basis in those ADSs and thereafter as capital gain. However, we do not intend to calculate our earnings and profits under United States federal income tax principles. Therefore, United States Holders should expect that a distribution will generally be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The amount of any distribution paid in foreign currency will be equal to the U.S. dollar value of such currency, translated at the spot rate of exchange on the date such distribution is received, regardless of whether the payment is in fact converted into U.S. dollars at that time.
Foreign withholding tax (if any) paid on dividends on ADSs at the rate applicable to a United States Holder (taking into account any applicable income tax treaty) will, subject to limitations and conditions, be treated as foreign income tax eligible for credit against such holder’s United States federal income tax liability or, at such holder’s election, eligible for deduction in computing such holder’s United States federal taxable income. Dividends paid on ADSs generally will constitute “passive category income” for purposes of the foreign tax credit. Foreign withholding tax (if any) paid on dividends on ADSs at the rate applicable to a United States Holder (taking into account any applicable income tax treaty) will, subject to limitations and conditions, be treated as foreign income tax eligible for credit against such holder’s United States federal income tax liability or, at such holder’s election, eligible for deduction in computing such holder’s United States federal taxable income. However, if we are a “United States-owned foreign corporation,” solely for foreign tax credit purposes, a portion of the dividends allocable to our United States source earnings and profits may be re-characterized as United States source. A “United States-owned foreign corporation” is any foreign corporation in which United States persons own, directly or indirectly, 50% or more (by vote or by value) of the stock. In general, United States-owned foreign corporations with less than 10% of earnings and profits attributable to sources within the United States are excepted from these rules. Although we don’t believe we are currently a “United States-owned foreign corporation,” we may become one in the future. In such case, if 10% or more of our earnings and profits are attributable to sources within the United States, a portion of the dividends paid on the ADSs allocable to our United States source earnings and profits will be treated as United States source, and, as such, a United States Holder may not offset any foreign tax withheld as a credit against United States federal income tax imposed on that portion of dividends. The rules governing the treatment of foreign taxes imposed on a United States Holder and foreign tax credits are complex, and United States Holders should consult their tax advisors about the impact of these rules in their particular situations.
Dividends paid to a non-corporate United States Holder by a “qualified foreign corporation” may be subject to reduced rates of taxation if certain holding period and other requirements are met. “Qualified foreign corporation” generally includes a foreign corporation (other than a foreign corporation that is a PFIC with respect to the relevant United States Holder for the taxable year in which the dividends are paid or for the preceding taxable year) (i) whose ordinary shares are readily tradable on an established securities market in the United States, or (ii) which is eligible for benefits under a comprehensive United States income tax treaty that includes an exchange of information program and which the United States Treasury Department has determined is satisfactory for these purposes. ADSs are expected to be readily tradable on the Nasdaq Capital Market, an established securities market. United States Holders should consult their tax advisors regarding the availability of the reduced tax rate on dividends paid with respect to ADSs. The dividends will not be eligible for the dividends received deduction available to corporations in respect of dividends received from other United States corporations.
Disposition of ADSs
Subject to the discussion below under “— Passive Foreign Investment Company,” a United States Holder generally will recognize capital gain or loss for United States federal income tax purposes on the sale or other taxable disposition of ADSs equal to the difference, if any, between the amount realized and the United States Holder’s adjusted tax basis in those ADSs. If any Israeli tax is imposed on the sale, exchange or other disposition of ADSs, a United States Holder’s amount realized will include the gross amount of the proceeds of the deposits before deduction of the Israeli tax. In general, capital gains recognized by a non-corporate United States Holder, including an individual, are subject to a lower rate under current law if such United States Holder held shares for more than one year. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as United States source income or loss for purposes of the foreign tax credit. A United States Holder’s initial tax basis in shares generally will equal the cost of such shares. Because gain for the sale or other disposition of ADSs will be treated as United States source income, and you may use foreign tax credits against only the portion of United States federal income tax liability that is attributed to foreign source income in the same category, your ability to utilize a foreign tax credit with respect to the Israeli tax imposed on any such sale or other disposition, if any, may be significantly limited. In addition, if you are eligible for the benefit of the income tax convention between the United States and the State of Israel and pay Israeli tax in excess of the amount applicable to you under such convention or if the Israeli tax paid is refundable, you will not be able to claim any foreign tax credit or deduction with respect to such Israeli tax. You should consult your tax advisor as to whether the Israeli tax on gains may be creditable or deductible in light of your particular circumstances and your ability to apply the provisions of an applicable treaty.
If the consideration received upon the sale or other taxable disposition of ADSs is paid in foreign currency, the amount realized will be the U.S. dollar value of the payment received, translated at the spot rate of exchange on the date of taxable disposition. If ADSs are treated as traded on an established securities market, a cash basis United States Holder and an accrual basis United States Holder who has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS) will determine the U.S. dollar value of the amount realized in foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. An accrual basis United States Holder that does not make the special election will recognize exchange gain or loss to the extent attributable to the difference between the exchange rates on the sale date and the settlement date, and such exchange gain or loss generally will constitute ordinary income or loss.
Passive Foreign Investment Company
We would be a PFIC for any taxable year if, after the application of certain look-through rules, either: (i) 75% or more of our gross income for such year is “passive income” (as defined in the relevant provisions of the Internal Revenue Code of 1986, as amended), or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. Based on our anticipated market capitalization and the composition of our income, assets and operations, we do not expect to be a PFIC for United States federal income tax purposes for the current taxable year or in the foreseeable future. However, this is a factual determination that must be made annually after the close of each taxable year. Moreover, the value of our assets for purposes of the PFIC determination will be determined by reference to the public price of ADSs, which could fluctuate significantly. Therefore, there can be no assurance that we will not be classified as a PFIC in the future. Certain adverse United States federal income tax consequences could apply to a United States Holder if we are treated as a PFIC for any taxable year during which such United States Holder holds ADSs. Under the PFIC rules, if we were considered a PFIC at any time that a United States Holder holds ADSs, we would continue to be treated as a PFIC with respect to such holder’s investment unless (i) we cease to be a PFIC, and (ii) the United States Holder has made a “deemed sale” election under the PFIC rules.
If we are a PFIC for any taxable year that a United States Holder holds ADSs, any gain recognized by the United States Holder on a sale or other disposition of ADSs would be allocated pro-rata over the United States Holder’s holding period for the ADSs. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or the highest rate in effect for corporations, as appropriate, for that taxable year, and an interest charge would be imposed. Further, to the extent that any distribution received by a United States Holder on ADSs exceeds 125% of the average of the annual distributions on the ADSs received during the preceding three years or the United States Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain on the sale or other disposition of ADSs if we were a PFIC, described above. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the ADSs. If we are treated as a PFIC with respect to a United States Holder for any taxable year, the United States Holder will be deemed to own equity in any of the entities in which we hold equity that also are PFICs. A timely election to treat us as a qualified electing fund under the Internal Revenue Code would result in an alternative treatment. However, we do not intend to prepare or provide the information that would enable United States Holders to make a qualified electing fund election. If we are considered a PFIC, a United States Holder also will be subject to annual information reporting requirements. United States Holders should consult their own tax adviser about the potential application of the PFIC rules to an investment in the ADSs.

Information Reporting and Backup Withholding
Dividend payments and proceeds paid from the sale or other taxable disposition of ADSs may be subject to information reporting to the IRS. In addition, a United States Holder (other than an exempt holder who establishes its exempt status if required) may be subject to backup withholding on cash payments received in connection with dividend payments and proceeds from the sale or other taxable disposition of ADSs made within the United States or through certain U.S.-related financial intermediaries.
Backup withholding will not apply, however, to a United States Holder who furnishes a correct taxpayer identification number, makes other required certification and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Rather, any amount withheld under the backup withholding rules will be creditable or refundable against the United States Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Financial Asset Reporting
Certain United States Holders are required to report their holdings of certain foreign financial assets, including equity of foreign entities, if the aggregate value of all of these assets exceeds certain threshold amounts. The ADSs are expected to constitute foreign financial assets subject to these requirements unless the ADSs are held in an account at certain financial institutions. United States Holders should consult their tax advisors regarding the application of these reporting requirements

DIVIDEND POLICY
We have never declared or paid cash dividends on our ordinary shares or ADSs and do not intend to pay cash dividends on our ordinary shares or ADSs in the foreseeable future. Our earnings and other cash resources will be used to continue the development and expansion of our business. Any future dividend policy will be determined by our Board of Directors and will be based upon conditions then-existing, including our results of operations, financial condition, current and anticipated cash needs, contractual restrictions and other conditions.
Subject to any preferential, deferred or other rights or restrictions attached to any special class of shares with regard to dividends, the profits of the Company available for dividend and resolved to be distributed shall be applied in payment of dividends upon the shares of the Company in the same manner with respect to all of the shares granting a right to receive dividends on the date that resolution is adopted (or on later date, as determined by the Board of Directors). Generally, our Board of Directors may declare dividends only out of profits legally available for distribution, in accordance with the provisions of the Companies Law, 1999, or the Companies Law, as described below, and is entitled to invest or utilize any unclaimed amount of dividend in any manner to our benefit until it is claimed. We are not obligated to pay interest or linkage on an unclaimed dividend.
The Companies Law imposes restrictions on our ability to declare and pay dividends. According to the Companies Law, a company may distribute dividends only out of its “profits,” as such term is defined in the Companies Law and provided that there is no reasonable concern that payment of the dividend will prevent such company from satisfying its existing and foreseeable obligations as they become due. Notwithstanding the foregoing, dividends may be paid with the approval of a court, provided that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due. “Profits”, for purposes of the Companies Law, means the greater of retained earnings or earnings accumulated during the preceding two years, after deduction of previous distributions that were not already deducted from the surpluses, as evidenced by the most recent audited or reviewed financial statements of the company prepared no more than six months prior to the date of distribution. Our articles of association provide that dividends will be declared and paid at the discretion of, and upon resolution by, our Board of Directors, subject to the provisions of the Companies Law. In addition, the Security Agreements contain a number of customary restrictive terms and covenants, including with respect to the distribution of dividends.
Payment of dividends may be subject to Israeli withholding taxes. See “Material Tax Considerations — Israeli Tax Considerations” for additional information.

DILUTION
If you invest in the ADSs, your interest will be diluted to the extent of the difference between the price per ADS you pay in this offering and the net tangible book value per ADS of the ADSs immediately after this offering. Our net tangible book value as of September 30, 2020 was approximately $45.2 million, or approximately $3.20 per ADS based upon 14,140,012 ADSs outstanding (using the ratio of 30 ordinary shares to one ADS). Net tangible book value per ADS is equal to our total tangible assets, less our total liabilities, divided by the total number of ADSs outstanding as of September 30, 2020.
After giving effect to the sale of ADSs in the aggregate amount of $60 million at an assumed offering price of $18.76 per ADS, the last reported sale price of the ADSs on the Nasdaq Capital Market on November 16, 2020, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been $103.3 million, or $5.96 per ADS (using the ratio of 30 ordinary shares to one ADS). This represents an immediate increase in net tangible book value of $2.76 per ADS to our existing ADS holders and an immediate dilution in net tangible book value of $12.80 per ADS to new investors in this offering.
The following table illustrates this calculation on a per ADS basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of ADSs sold and other terms of the offering determined at the time ADSs are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of the ADSs in the aggregate amount of $60 million is sold at the assumed offering price of $18.76 per ADS, the last reported sale price of the ADSs on the Nasdaq Capital Market on November 16, 2020. The ADSs sold in this offering, if any, will be sold from time to time at various prices.
Assumed public offering price per ADS		$18.76
Net tangible book value per ADS as of September 30, 2020	$3.20
Increase in net tangible book value per ADS attributable to the offering	2.76
As adjusted net tangible book value per ADS after giving effect to the offering		5.96
Dilution per ADS to new investors participating in the offering		$12.80
The above discussion and table are based on 14,140,012 ADSs legally outstanding as of September 30, 2020, and excludes:
•
46,589,993 ordinary shares issuable upon the exercise of share options outstanding as of September 30, 2020 at a weighted average exercise price of NIS 1.40 (equivalent to approximately $0.42) per ordinary share;

•
2,780,993 ordinary shares issuable upon the vesting of RSUs, outstanding as of September 30, 2020;

•
1,741,344 ordinary shares issuable upon the vesting of RSUs, outstanding as of September 30, 2020 at an exercise price of NIS 0.30 (equivalent to approximately $0.09); and

•
311,254 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares outstanding as of September 30, 2020 at a weighted average exercise price of NIS 1.36 (equivalent to approximately $0.41) per ordinary share.

To the extent that share options or warrants are exercised, RSUs become vested or we issue additional ADSs in the future, there will be further dilution to investors participating in the offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with SVB Leerink under which we may sell up to $60,000,000 of our ADSs from time to time through SVB Leerink as our sales agent. Sales of our ADSs, if any, will be made by any method that is deemed to be an “at-the-market offering” as defined in Rule 415 under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, on or through any other existing trading market for the ADSs or to or through a market maker.
SVB Leerink will offer our ADSs subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and SVB Leerink. We will designate the maximum number or amount of ADSs to be sold through SVB Leerink on a daily basis or otherwise determine such maximum number or amount together with SVB Leerink. Subject to the terms and conditions of the Sales Agreement, SVB Leerink will use commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the ADSs requested to be sold by us. We may instruct SVB Leerink not to sell ADSs if, among other things, the sales cannot be effected at or above a minimum price designated by us in any such instruction. SVB Leerink or we may suspend the offering of our ADSs being made through SVB Leerink under the Sales Agreement upon proper notice to the other party. SVB Leerink and we each have the right, by giving advanced written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time. The offering of our ADSs pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.
The compensation payable to SVB Leerink as sales agent will be an amount of up to 3% of the gross proceeds of any shares of ADSs sold through it pursuant to the Sales Agreement and we will reimburse SVB Leerink for certain expenses, including certain fees and disbursements to legal counsel up to $15,000. In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110 (“FINRA Rule 5110”), these reimbursed fees and expenses are deemed sales compensation to SVB Leerink in connection with this offering.
We estimate that the total expenses of the offering payable by us, excluding compensation payable to SVB Leerink under the Sales Agreement, will be approximately $80,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales of our ADSs, will equal our net proceeds for the sale of such ADSs.
SVB Leerink will provide written confirmation to us no later than the next succeeding trading day on the Nasdaq Capital Market after each day on which ADSs are sold through it as sales agent under the Sales Agreement. Each confirmation will include the amount or number of shares sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us from such sales.
We will report at least quarterly the number of ADSs sold through SVB Leerink under the Sales Agreement, the net proceeds to us and the compensation paid by us to SVB Leerink in connection with the sales of ADSs during the relevant period.
Settlement for sales of ADSs will occur, unless the parties agree otherwise, on the second trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of the ADSs on our behalf pursuant to the Sales Agreement, SVB Leerink will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to SVB Leerink will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to SVB Leerink with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act. As sales agent, SVB Leerink will not engage in any transactions that stabilize our ADSs.
SVB Leerink and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received, and may in the future receive, customary fees.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by us and SVB Leerink may distribute this prospectus supplement and the accompanying prospectus electronically.
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 and has not been filed with or approved by the Israel Securities Authority.

LEGAL MATTERS
The validity of the securities being offered by this prospectus supplement and certain other legal matters concerning this offering relating to Israeli law will be passed upon for us by Goldfarb Seligman & Co., Tel Aviv, Israel. Certain legal matters in connection with this offering relating to U.S. federal law will be passed upon for us by Latham & Watkins LLP, New York, New York. Certain legal matters concerning this offering will be passed upon for the sales agent by Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co., Tel Aviv, Israel, relating to Israeli law, and by Goodwin Procter LLP, New York, New York, relating to U.S. federal law.
EXPERTS
The consolidated financial statements of Itamar Medical Ltd. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a Member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2019 consolidated financial statements refers to a change to the method of accounting for leases.
The registered business address of Somekh Chaikin is KPMG Millennium Tower, 17 Ha’arba’a Street, P.O. Box 609, Tel Aviv 6100601.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.itamar-medical.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying base prospectus about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying base prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying base prospectus. We incorporate by reference into this prospectus supplement and the accompanying base prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus supplement and the accompanying base prospectus (unless otherwise indicated below), until the termination of the offering of securities described in this prospectus supplement and the accompanying base prospectus.
We hereby incorporate the following documents by reference:
•
our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 3. 2020;

•
the first paragraph in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on May 4, 2020;

•
the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on May 27, 2020.

•
the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on August 11, 2020.

•
the first paragraph in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on October 19, 2020

•
the Condensed Consolidated Statements of Financial Position, the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Cash Flows included in Exhibit 99.1 to our Current Report on Form 6-K furnished with the SEC on November 17, 2020; and

•
our Current Report on Form 6-K furnished with the SEC on November 17, 2020

•
the description of our ordinary shares and ADSs contained in Exhibit 2.6 to our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 3. 2020, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus supplement and the accompanying base prospectus and prior to the termination of any offering contemplated in this prospectus, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.
We will provide to each person, including any beneficial owners, to whom a prospectus supplement and the accompanying base prospectus are delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to: Itamar Medical Ltd., 9 Halamish Street, Caesarea 3088900, Israel, Tel: +972-4-6177000. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying base prospectus.
Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Up to $60,000,000
American Depositary Shares

PROSPECTUS SUPPLEMENT

SVB Leerink LLC
November 17, 2020

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers.
Under the Israeli Companies Law, 1999, or the Companies Law, an Israeli company may not exempt an office holder from his or her liability for a breach of the duty of loyalty to the company, but may exempt an office holder, in advance, from his or her liability, in whole or in part, for a breach of his or her duty of care to the company (except with regard to distributions), if the articles of association so provide. Our articles of association permit us to exempt our office holders, retroactively or in advance, from his or her liability, in whole or in part, for a breach of his or her duty of care to the Company, up to the highest amount permitted by law.
As permitted by the Companies Law, our articles of association provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders concerning an act performed by him or her in his or her capacity as an office holder for:
•
a breach of his or her duty of care to us or to another person;

•
a breach of his or her duty of loyalty to us, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice our interests;

•
a financial liability imposed upon him or her in favor of another person;

•
a financial liability that may be instituted against him or her in favor of a payment for a breach offended at an administrative proceeding, or an Administrative Proceeding, pursuant to Section 52(54)(a)(1)(a) of the Israeli Securities Law, if applicable, and payments made to injured persons under specific circumstances thereunder;

•
expenses he or she incurs as a result of Administrative Proceedings that may be instituted against him or her, including reasonable litigation expenses; and

•
any other matter in respect of which it is permitted or will be permitted under applicable law to insure the liability of an office holder in the Company.

As permitted by the Companies Law, our articles of association provide that we may indemnify any of our office holders for an act performed in his or her capacity as an office holder, retroactively (after the liability has been incurred) or in advance against the following:
•
a financial liability incurred by, or imposed on, him or her in favor of another person by any judgment, including a settlement or an arbitration award approved by a court; provided that our undertaking to indemnify with respect to such events on a prospective basis is, according to the Companies Law, limited to events that our Board of Directors believes are foreseeable in light of our actual operations at the time of providing the undertaking and to a sum or standard that our Board of Directors determines to be reasonable under the circumstances, and further provided that such events and amount or criteria are set forth in the undertaking to indemnify;

•
reasonable litigation expenses, including attorney’s fees, incurred by the office holder as a result of an investigation or proceeding instituted against him by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him or concluded with the imposition of a financial liability in lieu of criminal proceedings with respect to a criminal offense that does not require proof of criminal intent, all according to the law, or in connection with a financial sanction;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or charged to him or her by a court, resulting from the following: proceedings we institute against him or her or instituted on our behalf or by another person; a criminal indictment from which he or she was acquitted; or a criminal indictment in which he or she was convicted for a criminal offense that does not require proof of intent;.

•
a financial liability that may be instituted against him or her in favor of a payment for a breach offended at an Administrative Proceeding, if applicable, and payments made to injured persons under specific circumstances thereunder;

•
expenses paid in connection with an Administrative Proceeding which was instituted against him or her, including reasonable litigation expenses, such as attorneys’ fees; and

•
any other matter in respect of which it is permitted or will be permitted under applicable law to indemnify an office holder in the Company.

The Companies Law provides that a company may not indemnify an office holder nor exculpate an office holder nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any of the following:
•
a breach by the office holder of his or her duty of loyalty, unless with respect to indemnification and insurance for a breach of the duty of loyalty in which the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•
a breach by the office holder of his or her duty of care if the breach was committed intentionally or recklessly, unless it was committed only negligently;

•
any act or omission committed with the intent to derive an illegal personal benefit; or

•
any fine levied against the office holder.

In addition, under the Companies Law, exculpation of, an undertaking to indemnify or indemnification of, and procurement of insurance coverage for, our office holders must be approved by our Compensation Committee and our Board of Directors and, in specified circumstances, such as if the office holder is a director or a controlling shareholder, is generally required to be approved by our shareholders.
Item 9.   Exhibits.
Exhibit Number	Exhibit Title
1.1*	Form of Underwriting Agreement
1.2	Form of Sales Agreement.
3.1†	Memorandum of Association of the Registrant, as amended and restated (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form 20-F, filed on December 31, 2018).
3.2†	Amended and Restated Articles of Association of the Registrant (incorporated herein by reference to Exhibit 1.2 to the Registrant’s Registration Statement on Form 20-F, filed on December 31, 2018).
4.1	Form of Deposit Agreement between the Registrant, The Bank of New York Mellon as Depositary, and owners and holders from time to time of ADSs issued thereunder, including the Form of American Depositary Shares (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form 20-F, filed on December 31, 2018).
4.2	Specimen of Ordinary Share Certificate (incorporated herein by reference to Exhibit 2.2 to the Registrant’s Registration Statement on Form 20-F, filed on December 31, 2018).
4.3*	Form of Warrant Agreement and Warrant Certificate.
4.4*	Form of Indenture
4.5*	Form of Note
4.6*	Form of Unit Agreement and Unit Certificate.
5.1	Opinion of Goldfarb Seligman & Co.
5.2	Opinion of Latham & Watkins LLP.
10.1†	Credit Framework Agreement by and between the Registrant and Mizrahi Tefahot Bank Ltd., dated August 11, 2020 and the Deed of Amendment, dated September 24, 2020, to The Secured Debenture issued by the Registrant to Mizrahi, dated May 28, 2017

Exhibit Number	Exhibit Title
23.1	Consent of Somekh Chaikin (a member of KPMG International), an independent registered public accounting firm.
23.2	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1).
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (included on signature page to the registration statement).
25.1**	Statement of Eligibility of Trustee Under Indenture.

†
Unofficial English translation of Hebrew original

*
To be filed, if necessary, and incorporated by reference to a Current Report on Form 6-K in connection with an offering of securities.

**
Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10.   Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(e) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Caesarea, Israel on November 17, 2020.
ITAMAR MEDICAL LTD.
By:
/s/ Gilad Glick

Name:
Gilad Glick

Title:
Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Gilad Glick and Shy Basson, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their its substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Gilad Glick Gilad Glick	President and Chief Executive Officer (Principal Executive Officer)	November 17, 2020
/s/ Shy Basson Shy Basson	Chief Financial Officer and U.S. Chief Operating Officer (Principal Financial and Accounting Officer)	November 17, 2020
/s/ Giora Yaron Ph.D. Giora Yaron Ph.D.	Chairman of the Board	November 17, 2020
/s/ Ilan Biran Ilan Biran	Member of the Board	November 17, 2020
/s/ Jonathan Kolber Jonathan Kolber	Member of the Board	November 17, 2020

Signature	Title	Date
/s/ Sami Totah Sami Totah	Member of the Board	November 17, 2020
/s/ Christopher M. Cleary Christopher M. Cleary	Member of the Board	November 17, 2020
/s/ Yaffa Krindel Sieradzki Yaffa Krindel Sieradzki	Member of the Board	November 17, 2020
/s/ Zipora (Tzipi) Ozer-Armon Zipora (Tzipi) Ozer-Armon	Member of the Board	November 17, 2020

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Itamar Medical Ltd. has signed this registration statement on November 17, 2020.
ITAMAR MEDICAL, INC.
By:
/s/ Gilad Glick

Name: Gilad Glick
Title:   President and Chief Executive Officer